SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 18, 2005
                                                -------------------------


                          Ryan's Restaurant Group, Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                         Commission File Number 0-10943

      South Carolina                                           57-0657895
---------------------------                           --------------------------
(State or Other Jurisdiction                                 (IRS Employer
     of Incorporation                                      Identification No.)

                          405 Lancaster Avenue (29650)
                               Post Office Box 100
                                Greer, SC 29652
                          ----------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number (including area code): (864) 879-1000

                                 Not Applicable
                       ----------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 18, 2005, Ryan's Restaurant Group, Inc. ("Ryan's") entered into a Shareholder Rights Agreement with American Stock Transfer & Trust Company, as rights agent. American Stock Transfer & Trust also serves as Ryan's transfer agent. Entry into the rights agreement was pursuant to the authorization of Ryan's board of directors on January 24, 2005, including the declaration of a dividend distribution of one Common Stock Purchase Right for each outstanding share of Ryan's common stock, $1.00 par value per share (the "Common Stock") to stockholders of record at the close of business on February 28, 2005. The rights agreement replaces the Amended and Restated Shareholder Rights Agreement, dated as of October 16, 2000, between Ryan's and Equiserve Trust Company, N.A., which expired by its terms on February 10, 2005. The full description and terms of the rights are set forth in the rights agreement, which is attached as Exhibit 4.1 to the Form 8-A filed by Ryan's on February 18, 2005.

         Under the terms of the rights agreement, holders of Ryan's Common Stock as of February 28, 2005 receive one right for every share of Common Stock that they held on that date. Each share of Common Stock of Ryan's issued after the close of business on February 28, 2005 also will be issued one corresponding right. The rights will be evidenced by Ryan's Common Stock certificates. After the distribution date, which is described below, each right will entitle the holder to purchase from Ryan's one-half of one share of Ryan's common stock at a purchase price of $11 per half share, subject to adjustment, or, in the circumstances described below, to purchase shares of Common Stock equal in value to twice the $11 exercise price (as adjusted). The rights also would entitle their holders to acquire common stock of an acquiror in the circumstances described below.

EVENTS CAUSING THE EXERCISABILITY OF THE RIGHTS.

         The rights will become exercisable upon the occurrence of the "distribution date" which is defined in the shareholder rights agreement as the earlier to occur of:

     o 10 calendar days following a "share acquisition date", which is the date of a public announcement that a person or group owns 20% or more of the outstanding shares of Ryan's common stock or

     o 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group owning 20% or more of the outstanding shares of Common Stock.

         Until the distribution date, the rights may be transferred only with Ryan's Common Stock.

RYAN'S BOARD OF DIRECTORS MAY REDEEM OR EXCHANGE THE RIGHTS.

         The Board of Directors of Ryan's may, at its option, at any time prior to the close of business on the tenth day after a "share acquisition date", redeem all (but not less than all) of the then outstanding rights at a price of $.001 per right. The rights will then terminate immediately and each right, whether or not previously exercised, will thereafter represent only the right to receive the redemption price in cash or securities, as determined by the Board of Directors.

         In the event that a distribution date occurs prior to the expiration or termination of the rights, each right (other than rights owned by an "acquiring person" as defined in the shareholder rights agreement, or by its affiliates or transferees, which will become void) will thereafter constitute the right to receive, upon exercise for the exercise price of $11, subject to adjustment, that number of shares of Ryan's Common Stock (or, in certain circumstances, cash, property or other securities of Ryan's) having a value equal to two times the exercise price.

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However, after the distribution date Ryan's Board of Directors may exchange the rights (other than rights owned by the acquiror, which will become void), under certain circumstances, in whole or in part, at an exchange ratio of one share of Common Stock per right.

         Until a right is exercised or exchanged, the holder of the right, by virtue of being a right holder, will have no rights as a shareholder of Ryan's, including, for example, the right to vote or to receive dividends.

EXERCISE OF RIGHTS FOR SHARES OF AN ACQUIRING COMPANY.

         In the event that, at any time following the acquisition by a person or group of more than 20% of Ryan's Common Stock, (i) Ryan's is acquired in a merger or other business combination transaction or (ii) 50% or more of Ryan's assets or earning power is sold, each holder of a right will then have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the right.

QUALIFIED OFFER

         In the event the Company receives a "qualified offer", as defined in the shareholder rights agreement, the rights may be redeemed by way of shareholder action taken at a special meeting of shareholders called by the Board for the purpose of voting on a resolution accepting the qualified offer and authorizing the redemption of the rights. The special meeting must be held not less than 90 and more than 120 days after the date the qualified offer is received (unless a shareholders' meeting is already acheduled to be held within 60 days after the qualified offer is received). Action by shareholders at the special meeting to approve the offer and redeem the rights requires the affirmative vote of a two-thirds of all shares of Common Stock entitled to vote (excluding shares held by the offering person and its affiliates), and is effective immediately prior to the consummation of any qualified offer consummated within 60 days after the special meeting.

         A "qualified offer" is an offer for all outstanding shares of Ryan's Common Stock not already owned by the offeror that meets all of the following conditions:

     o the same per share price and consideration is offered for all shares, is no less than the then current market price for shares of Common Stock, is at least 80 percent cash (and any non-cash portion is comprised of shares listed on a national exchange or the Nasdaq National Market), and is to be paid upon consummation of the offer,

     o the offer is accompanied by written financing commitments and/or the acquiror has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the offer,

     o the offer requests that Ryan's call a special meeting of shareholders to accept the qualified offer and contains a written agreement of the offeror to pay at least 50% of Ryan's costs of the special meeting,

     o the offer by its terms remains open for at least 30 business days plus 15 business days after any change in price or after any bona fide alternative offer for a higher consideration is made,

     o the offer is accompanied by a written opinion of a nationally recognized investment banking firm, stating that the price to be paid to holders pursuant to the offer is fair and including any written

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          presentation of such firm showing the range of values underlying such conclusion,

     o on or before the date the offer is commenced, the offeror makes an irrevocable written commitment to Ryan's:

          o to acquire, within 5 business days upon completion of the offer, all shares of Common Stock then not beneficially owned by the offeror at the same price, and for the same consideration, per share as paid in the offer,

          o    not to amend its offer to reduce the price, and

          o if the offer is not consummated, not to make another offer for Ryan's Common Stock within one year if at least 85% of the Common Stock not owned by the offeror is not tendered pursuant to the offer, and

     o the offer is not subject to any financing, funding or similar condition, does not include any condition relating to completion of or satisfaction with any due diligence or similar investigation, and otherwise provides for usual and customary terms and conditions.

ADJUSTMENTS TO EXERCISE PRICE

         The exercise price for each right and the number of shares of Common Stock (or other securities or property) issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution.

AMENDMENTS TO TERMS OF THE RIGHTS.

         Any of the provisions of the shareholder rights agreement may be amended by Ryan's Board of Directors prior to the distribution date. After the distribution date, the provisions of the agreement, other than those relating to the principal economic terms of the rights, may be amended by the Board to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the agreement, subject to certain limitations.

TERM

         The rights will expire at the close of business on February 17, 2008 (or immediagely following the Annual Meeting, if the shareholder rights agreement has not been ratified by holders of a majority of the shares of Common Stock voting at the Annual Meeting), unless earlier redeemed, exercised or exchanged by Ryan's as described above.

ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

         See Item 1.01 above, which is incorporated herein by reference.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RYAN'S RESTAURANT GROUP, INC.


Date:  February 18, 2005             By: /s/ Janet J. Gleitz
                                         --------------------------------
                                         Name:  Janet J. Gleitz
                                         Title:  Secretary